FORM 8-K


SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 25049

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES ACT OF 1934


Date of Report (date of earliest event reported): April 15, 2005


CROFF ENTERPRISES, INC.
------------------------------------------------------
(Exact name of registrant as specified in its charter)


Utah                       1-100
- -----------------------------     ----------------
(State or other             (Commission file
jurisdiction of incorporation)         number)


87-0233535
--------------
(IRS Employer identification Number)

3773 Cherry Creek Drive North #1025 Denver, Colorado 80209
----------------------------------------------------------
(Address of principal executive offices)         (Zip Code)

(303) 383-1555
----------------------------------------------------
(Registrant's telephone number, including area code)

---------------------------------------------------------------
ITEM 8.01 Other Events.

Croff Enterprises, Inc. announced today that the Company has received and Offer To Purchase Assets Pledged to the Preferred B Shareholders as more particularly described in the attached Press Release.



                                SIGNATURE

Pursuant to the requirements of the securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2005

                          CROFF ENTERPRISES, INC.

                          By: /s/  Donald L. Peterson
                          --------------------------------
                          Name:  Donald L. Peterson
                          Title: Chief Financial Officer


Attachment

New Release

CROFF RECEIVES OFFER

DENVER, COLORADO, April 19, 2005, CROFF OIL COMPANY (OTCBB: COFF) Croff Enterprises, Inc., a Utah corporation, today announces:
On April 15, 2005, Jensen Development Company and CS Finance LLC. [Offerors] submitted an OFFER TO PURCHASE ASSETS PLEDGED TO THE PREFERRED B SHAREHOLDERS OF CROFF ENTERPRISES, INC. to the
Croff Board of Directors. Jensen Development Company and CS Finance LLC, are two corporations wholly owned by Gerald L. Jensen, Chairman of the Board of Directors, President, and Chief Executive Officer of Croff.

The Offerors offer to pay $2.80 in cash per the Preferred B shares issued and outstanding, excluding the shares owned by Mr. Gerald L. Jensen and affiliated entities (Offerors), for all assets of Croff pledged to the Preferred "B" shareholders and upon condition of their cancellation by the Company upon acceptance and closing of the offer."

The Offer is contingent upon the satisfactory completion, or performance, of certain corporate acts and actions by Croff.

The Offer grants the disinterested members of the Board of Directors until April 22, 2005 to accept the Offer and thereafter to enter into negotiations of a definitive agreement with the Offerors.

The foregoing information is a brief summary of selected terms of the Offer and does not purport to be a complete description of the Offer.

The four disinterested members of the Board of Directors are presently reviewing the Offer prior to responding to the Offerors.

There is no assurance that a transaction for the assets pledged to the Preferred B shares will be completed.